EXHIBIT 10.3

SECURITY AGREEMENT
dated as of
November 6, 2020,
between
KNICKS HOLDINGS, LLC
and
JPMORGAN CHASE BANK, N.A.,
as Collateral Agent

Table of Contents

Contents, p. ii

Page

Schedules
Schedule 1    Names
Schedule 2    Current Locations
Schedule 3    Filings

SECURITY AGREEMENT, dated as of November 6, 2020 (this “Agreement”), between KNICKS HOLDINGS, LLC, a Delaware limited liability company (the “Grantor”), and JPMORGAN CHASE BANK, N.A., as Collateral Agent (the “Collateral Agent”).
Reference is made to the Credit Agreement, dated as of November 6, 2020 (such agreement, as it may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Grantor, as the HoldCo Borrower, the Lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as Agent. The Lenders have agreed to extend credit to the HoldCo Borrower on the terms and subject to the conditions set forth in the Credit Agreement. The obligations of the Lenders to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. Accordingly, the parties hereto agree as follows:

ARTICLE I.
Definitions
SECTION 1.01.Defined Terms. (a) Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Credit Agreement. All terms defined in the New York UCC (as defined herein) and not defined in this Agreement or the Credit Agreement have the meanings specified therein.
(b) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (v) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.02.Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“Activation Notice” has the meaning assigned to such term in Section 3.04 of this Agreement.
“Ancillary Document” has the meaning assigned to such term in Section 5.04(b) of this Agreement.
“Cash Dominion Period” means each period (a) commencing on any day when a Section 2.08(b) Prepayment Event shall have occurred and continuing until the first day thereafter on which no Section 2.08(b) Prepayment Event shall exist, or (b) commencing on any day when an Event of Default shall have occurred and continuing until the first day thereafter on which no Event of Default shall exist and the Agent shall have received a certificate to that effect from a Financial Officer.
“Collateral” has the meaning assigned to such term in Section 3.01 of this Agreement.
“Collateral Agent Costs” has the meaning assigned to such term in Section 4.02 of this Agreement.
“Collateral Indemnitee” has the meaning assigned to such term in Section 5.06(b) of this Agreement.
“Control Agreement” means, with respect to the Distribution Account, a “springing” control agreement in form and substance reasonably satisfactory to the Collateral Agent, duly executed and delivered by the Grantor, the Collateral Agent and the depositary bank with which such account is maintained.
“Credit Agreement” has the meaning assigned to such term in the preliminary statement of this Agreement.
“Credit Agreement Obligations” has the meaning given to such term in the definition of “Secured Obligations”.
“Debt Service Account” means that certain deposit account, opened in accordance with and identified as the Debt Service Account in Section 5.20 of the Credit Agreement, maintained with the Collateral Agent, for the purpose of receiving, holding and disbursing the Debt Service Reserve Amount or any other amounts required to be deposited therein by the Grantor pursuant to Section 2.19(a) of the Credit Agreement.
“Distribution Account” means that certain deposit account, opened in accordance with and identified as the Distribution Account in Section 5.20 of the Credit Agreement, maintained with the Collateral Agent for the purpose of receiving and disbursing all Grantor Distributions.
“Facility” means the credit facility established pursuant to the Credit Agreement.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Grantor.
“Foreclosure Event” means the occurrence of any Event of Default and, as a result thereof, the occurrence of (a) the acceleration (including any automatic acceleration in connection with any bankruptcy or insolvency proceeding) of the maturity of the principal amount of any Loan under the Credit Agreement or (b) the commencement of (or the election to commence) the exercise of remedies in respect of the Collateral.
“Grantor” means the HoldCo Borrower.
“Grantor Distributions” means (i) any distributions made by TeamCo and required to be deposited into the Distribution Account pursuant to Section 5.22 of the Credit Agreement and (ii) all TeamCo Equity Proceeds required to be deposited into the Distribution Account pursuant to Section 5.22 of the Credit Agreement.
“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.
“Proceeds” has the meaning specified in Section 9-102 of the New York UCC.
“Section 2.08(b) Prepayment Event” means any Default under the Credit Agreement resulting from the Grantor’s failure to comply with Section 2.08(b) of the Credit Agreement.
“Secured Obligations” means (a) the due and punctual payment by the Grantor of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans under the Credit Agreement, when and as due, whether at maturity, by acceleration, upon one or more dates set for payment or otherwise, and (ii) all other monetary obligations of the Grantor to any of the Secured Parties under the Credit Agreement and each of the other Loan Documents, including obligations to pay fees, expense and reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations (other than Loans under the Credit Agreement) incurred during the pendency of any bankruptcy, insolvency, receivership or similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of the Grantor under or pursuant to the Credit Agreement and each of the other Loan Documents (the foregoing clauses (a) and (b) are collectively herein referred to as the “Credit Agreement Obligations”) and (c) the due and punctual payment and performance of all obligations of the Grantor under each Swap Agreement that (i) is in effect on the Effective Date with a counterparty that is a Lender or an Affiliate of a Lender as of the Effective Date or (ii) is entered into after the Effective Date with (or assigned to) any counterparty that is a Lender or an Affiliate of a Lender at the time such Swap Agreement is entered into (or assigned) (the “Swaps Obligations”).
“Secured Parties” means (a) the Lenders, (b) the Agent under the Credit Agreement and the Collateral Agent, (c) each counterparty to any Swap Agreement with the Grantor that either (i) is in effect on the Effective Date if such counterparty is a Lender or an Affiliate of a

Lender as of the Effective Date or (ii) is entered into after the Effective Date if such counterparty is a Lender or an Affiliate of a Lender at the time such Swap Agreement is entered into, and (d) the successors and assigns of each of the foregoing.
“Security Interest” has the meaning assigned to such term in Section 3.01.
ARTICLE II.
[Reserved]

ARTICLE III.
Security Interests in Personal Property

SECTION 3.01.Security Interest.  (a) As security for the payment or performance, as the case may be, in full of the Secured Obligations, the Grantor hereby pledges to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”), in all of the Grantor’s right, title or interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by the Grantor or in which the Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”):
(i)the Distribution Account;
(ii)the Debt Service Account;
(iii)all investment property that shall arise from any investment from time to time in the Debt Service Account or the Distribution Account;
(iv)all money market deposit accounts maintained with the Collateral Agent for the purpose of investing amounts deposited in the Distribution Account and the Debt Service Account;
(v)all books and records pertaining to any of the foregoing; and
(vi)to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given to the Grantor by any Person with respect to any of the foregoing.
This Agreement shall not constitute a grant of a security interest in any property or assets to the extent that, and for so long as, such grant of a security interest is prohibited by any requirement of law, rule or regulation or requires a consent not obtained of any Governmental Authority pursuant to any such law, rule or regulation, except in each case to the extent that such requirement of law, rule or regulation or requiring such consent is ineffective under applicable law, rule or regulation.

(b)The Grantor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any relevant jurisdiction in the United States any initial financing statements and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including whether the Grantor is an organization, the type of organization and any organizational identification number issued to the Grantor. The Grantor agrees to provide such information to the Collateral Agent promptly upon request.
(c)The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of the Grantor with respect to or arising out of the Collateral.
SECTION 3.02Representations and Warranties. The Grantor represents and warrants to the Collateral Agent and the Secured Parties that:
(a)The Grantor has good and valid rights in or title to all Collateral and has full power and authority to grant to the Collateral Agent the Security Interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval (i) that has been obtained or (ii) the failure of which to obtain could not reasonably be expected to have a material adverse effect on the rights of the Secured Parties hereunder.
(b)The Security Interest constitutes a legal and valid security interest in all the Collateral securing the payment and performance of the Secured Obligations. The Security Interest is and shall be prior to any other Lien on any of the Collateral, other than Permitted Encumbrances (including the rights of the NBA Entities set forth in the NBA Consent Letter and the NBA Constitution).
(c)The Grantor’s interest in the Collateral is owned by the Grantor free and clear of any Lien, except for Liens expressly permitted pursuant to Section 5.09(a) of the Credit Agreement and the applicable terms of the other Loan Documents. The Grantor has neither filed nor consented to the filing of (i) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Collateral, (ii) any assignment in which the Grantor assigns any Collateral or (iii) any assignment in which the Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Liens expressly permitted pursuant to Section 5.09(a) of the Credit Agreement and the applicable terms of the other Loan Documents and subject to the Grantor’s rights under Section 3.03(d).
SECTION 3.03.Covenants.
(a)The Grantor shall, at its own expense, take any and all actions necessary to defend its title to or interest in the Collateral against all Persons and to defend the Security Interest of the Collateral Agent in such Collateral, and the priority thereof, against any Lien not expressly permitted pursuant to Section 5.09(a) of the Credit Agreement.

(b)The Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent may from time to time reasonably request to preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements or other documents in connection herewith or therewith.
(c)At its option, the Collateral Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Collateral and not expressly permitted pursuant to Section 5.09(a) of the Credit Agreement and the applicable terms of the other Loan Documents, and may pay for the maintenance and preservation of the Collateral, in each case to the extent the Grantor fails to do so as required by the Credit Agreement, any other Loan Document or this Agreement, and the Grantor agrees to reimburse the Collateral Agent on demand for any payment made or any expense incurred by the Collateral Agent pursuant to the foregoing authorization; provided, however, that nothing in this paragraph shall be interpreted as excusing the Grantor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of the Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the Loan Documents.
(d)The Grantor agrees to indemnify and hold harmless the Collateral Agent and the Secured Parties from and against any and all liability for the Grantor’s performance of or failure to perform any of the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Collateral, all in accordance with the terms and conditions thereof.
(e)The Grantor shall not make or permit to be made any collateral assignment, pledge or hypothecation of the Collateral and shall not grant any other Lien in respect of the Collateral, except as expressly permitted by Section 5.09(a) of the Credit Agreement. The Grantor shall not make or permit to be made any transfer of the Collateral, except that subject to Section 4.02 hereof and the NBA Consent Letter (x) so long as no Cash Dominion Period is in effect, amounts in the Distribution Account, and (y) amounts distributable to the Grantor out of the Debt Service Account in accordance with Section 2.19 of the Credit Agreement to the extent not required to fund Secured Obligations that, at the time of receipt are due and payable, in each case may be used and disbursed by the Grantor without restriction. Notwithstanding the foregoing or anything to the contrary in this Agreement or any other Loan Document, the Grantor (i) shall not be restricted in the exercise of any of its operative rights that constitute the Collateral and (ii) may make Restricted Payments to the extent permitted under Section 5.15 of the Credit Agreement.
SECTION 3.04Distribution Account. (a) The Grantor has established the Distribution Account into which the Grantor Distributions shall be deposited. All Grantor Distributions shall be transferred into the Distribution Account; provided, however, that, if for any reason the Grantor shall receive any Grantor Distributions that have not been transferred into the Distribution Account, the Grantor agrees to promptly deposit such Grantor Distributions into the Distribution Account, and until they are so deposited such payments shall be held in trust by the Grantor for the Collateral Agent.

(b)The Grantor shall ensure that at all times after the Effective Date the depositary bank where the Distribution Account is maintained shall have entered into a Control Agreement with respect to the Distribution Account. The Control Agreement shall provide, among other things, that such depositary bank agrees, from and after the receipt of a notice (an “Activation Notice”) from the Collateral Agent to (i) follow instructions originated by the Collateral Agent directing disposition of the funds in the Distribution Account without further consent by the Grantor and (ii) cease complying with instructions concerning the Distribution Accounts and funds on deposit therein originated by the Grantor or its representatives. Subject to the NBA Consent Letter and Section 4.02 hereof, the Collateral Agent agrees with the Grantor that the Activation Notice may be given by the Collateral Agent at any time that the Collateral Agent determines that a Cash Dominion Period has commenced and is continuing, and shall be given by the Collateral Agent at the written direction of the Required Lenders during any Cash Dominion Period.
(c)The Collateral Agent shall also promptly release funds in the Distribution Account to the extent that such funds are not required to be applied pursuant to the Credit Agreement and no Cash Dominion Period has commenced and is continuing.
(d)Subject to the terms of the NBA Consent Letter and Sections 4.02(c) and 4.02(d) hereof, if at any time the amount in the Debt Service Account is less than the Debt Service Reserve Amount, the Collateral Agent is hereby authorized and directed by the Grantor to utilize any funds in the Distribution Account to fund any amounts required to be funded by the Grantor in the Debt Service Account pursuant to Section 2.19 of the Credit Agreement without the necessity of any further approval or authorization of the Grantor.
(e)Without the prior written consent of the Collateral Agent, the Grantor shall not modify or amend the instructions pursuant to any Control Agreement or close or amend the terms of the Distribution Account.
SECTION 3.05.Debt Service Account. (a) The Grantor has established, for the benefit of the Secured Parties, the Debt Service Account into which the Debt Service Reserve Amount and any other amounts required to be deposited therein by the Grantor pursuant to Section 2.19 of the Credit Agreement shall be deposited. The Debt Service Account is, and shall remain, under the sole dominion and control of the Collateral Agent.
(b)Subject to the NBA Consent Letter, whenever any amount of principal of or interest on any Loans under the Credit Agreement, or any other amounts owed by the Grantor are due and payable under the Credit Agreement, unless such principal, interest or other amount is paid when due by the Grantor, the Collateral Agent shall, and is hereby authorized and directed by the Grantor to, utilize any funds then in the Debt Service Account to make payment of such principal, interest or other amount (and to convert any Eligible Investments in any such account to cash for purposes of making any such payment), in each case without the necessity of any further approval or authorization of the Grantor. The Collateral Agent shall promptly notify the Grantor of any such payment effected pursuant to the immediately preceding sentence.
(c)The Collateral Agent shall, at the direction of the Grantor and at the Grantor’s sole risk and expense, invest any deposits held in the Debt Service Account in Eligible Investments (other than money market deposit accounts) as determined by the Grantor in its sole discretion. In the absence of any written direction from the Grantor, the Collateral Agent shall invest amounts held in the Debt Service Account in a demand deposit account administered by, and maintained with and in the name of, the Collateral Agent. Any profits or other amounts earned on such Eligible Investments shall be for the account of the Grantor, and shall, in the absence of an Event of Default, be distributed to the Grantor upon request. The Collateral Agent shall, and is hereby authorized and directed by the Grantor to, liquidate any such investments to provide cash funds as and when required, after application of all other cash in such accounts, to make any payments required pursuant to clause (b) above or Section 2.19 of the Credit Agreement.
(d)The Collateral Agent shall also release funds in the Debt Service Reserve Amount to the extent permitted under the Credit Agreement, including releasing funds to the Grantor as provided in Section 2.19 of the Credit Agreement.
ARTICLE IV.
Remedies

SECTION 4.01.Remedies upon Default. (a) Upon the occurrence and during the continuance of an Event of Default, the Grantor agrees to deliver each item of Collateral to the Collateral Agent on demand, and it is agreed that the Collateral Agent shall have the right to take any of or all the following actions at the same or different times: (i) with or without legal process and with or without prior notice or demand for performance, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law and (ii) subject to the NBA Consent Letter and Section 4.02 hereof, with regard to each of the Distribution Account and the Debt Service Account, to give notice to the depository institution of the occurrence of an Event of Default whereupon further payments or withdrawals from such account shall be made only with the consent, and at the direction of, the Collateral Agent (on behalf of the Secured Parties) for application in accordance with Section 4.02 below. Without limiting the generality of the foregoing, the Grantor agrees that the Collateral Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of the Grantor, and the Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which the Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.
The Collateral Agent shall give the Grantor 10 days’ written notice (which the Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Section, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of the Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from the Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to the Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and the Grantor shall not be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 4.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.
The Required Lenders and the Collateral Agent will at all times have the exclusive right to exercise any right or remedy with respect to the Collateral after the occurrence of an Event of Default and shall have the exclusive right to determine the specific Collateral that is the subject of any such right or remedy and to direct the time, method and place for exercising any such right or remedy or conducting any proceeding with respect thereto. The Collateral Agent shall not be required to exercise any right or remedy with respect to the Collateral or any portion thereof except at the direction of or with the consent of the Required Lenders and will be fully protected in acting or refraining from acting in any manner so directed or consented to by the Required Lenders and will have no liability to any Secured Party for any action or failure to act which is in accordance with any such direction or consent.

SECTION 4.02.Application of Proceeds. (a) Subject to the terms of the NBA Consent Letter, the Collateral Agent shall, after and during the continuance of a Foreclosure Event, apply the proceeds of any collection or sale of Collateral, including any such proceeds consisting of cash (other than the Grantor’s right, title and interest in (x) the Debt Service Account, including any cash therein, which shall be applied in accordance with Section 4.02(b) below and (y) the Distribution Account, including any cash therein, which shall be applied in accordance with Sections 4.02(c) and 4.02(d) below), as follows:
FIRST, to the payment of all costs and expenses incurred by the Collateral Agent in connection with such collection or sale or otherwise in connection with this Agreement, any Loan Document or any of the Secured Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent hereunder or under any Loan Document on behalf of the Grantor and any other costs or expenses incurred by the Collateral Agent in connection with the exercise of any right or remedy hereunder or under any Loan Document (collectively “Collateral Agent Costs”);
SECOND, to the payment in full of the Credit Agreement Obligations (the amounts so applied to be distributed among the applicable Secured Parties pro rata in accordance with the amounts of the Credit Agreement Obligations owed to them on the date of any such distribution);
THIRD, to the payment in full of any Swaps Obligations; and
FOURTH, to the Grantor, its successors or assigns, or as a court of competent jurisdiction may otherwise direct.
(b)The Collateral Agent shall, after and during the continuance of a Foreclosure Event, apply the proceeds of any collection or sale of the Grantor’s right, title and interest in the Debt Service Account, including any cash therein, as follows:
FIRST, to the payment of all Collateral Agent Costs;
SECOND, to the payment in full of the Credit Agreement Obligations (the amounts so applied to be distributed among the Secured Parties to which the Credit Agreement Obligations are owed pro rata in accordance with the amounts of the Credit Agreement Obligations owed to them on the date of any such distribution); and
THIRD, to the Grantor, its successors or assigns, or as a court of competent jurisdiction may otherwise direct;
provided that, any replenishment of funds or other contributions or deposits in respect of such Debt Service Account from the Distribution Account shall be subject to Sections 4.02(c) and 4.02(d) below.
(c)The Collateral Agent shall, prior to the occurrence of a Foreclosure Event, apply the proceeds of any collection or sale of the Grantor’s right, title and interest in the Distribution Account, including any cash therein, as follows:

FIRST, for the prepayment of Borrowings pursuant to Section 2.08(b) of the Credit Agreement to eliminate any excess of the Aggregate Exposure over the Aggregate Commitment as a result of any reduction in the Commitments pursuant to Section 2.06 of the Credit Agreement;
SECOND, to replenish or otherwise make contributions or deposits in respect of the Debt Service Account as required by Section 2.19 of the Credit Agreement; and
THIRD, as may be reasonably directed by the Grantor.
(d)The Collateral Agent shall, after and during the continuance of a Foreclosure Event, apply the proceeds of any collection or sale of the Grantor’s right, title and interest in the Distribution Account, including any cash therein, as follows:
FIRST, to the payment of all Collateral Agent Costs;
SECOND, to the payment in full of the Credit Agreement Obligations in respect of interest and fees (and not principal) (the amounts so applied to be distributed among the Secured Parties to which the Credit Agreement Obligations are owed pro rata in accordance with the amounts of the Credit Agreement Obligations owed to them on the date of any such distribution); and
THIRD, as may be reasonably directed by the Grantor.
(e)The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.
SECTION 4.03.Remedies Subject to NBA Consent Letter. Notwithstanding the foregoing provisions of this Article IV or any of the other provisions hereof or of any other Loan Document, it is acknowledged and agreed that (a) the exercise by the Collateral Agent or any Secured Party (whether through the Collateral Agent or otherwise) of any rights or remedies hereunder or of any other Loan Document will be made in accordance with, and subject to, the terms of the NBA Consent Letter, the terms, conditions and provisions of which each of the Grantor, the Collateral Agent and each Secured Party has accepted as reasonable and appropriate, (b) each of the provisions of this Agreement and the other Loan Documents shall be subject to the terms of the NBA Consent Letter and (c) in the event of any conflict between the terms of the NBA Consent Letter, on the one hand, and the terms of this Agreement or of any other Loan Document, on the other hand, the terms of the NBA Consent Letter will control. Each Secured Party shall be deemed irrevocably to authorize the Collateral Agent to execute, deliver and perform on its behalf the (i) NBA Consent Letter and (ii) all amendments, modifications, extensions, waivers, other acts in connection with the NBA Consent Letter if the Collateral Agent determines, in its reasonable discretion, that any such amendment, modification, extension, waiver or other act in connection with the NBA Consent Letter is not material and will not adversely affect the rights of the Secured Parties.
ARTICLE V.
Miscellaneous

SECTION 5.01.Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:
(i)if to the Grantor, to it at Two Pennsylvania Plaza, New York, NY 10001, Attention of Executive Vice President, & General Counsel (E-mail: Lawrence.Burian@msgsports.com; Facsimile No. (212) 631-6466); and
(ii)if to the Collateral Agent, to JPMorgan Chase Bank, N.A., 10 S Dearborn St, Floor L2S, Chicago, IL, 60603, Attention of Teddy Thompson II (E-mail: jpm.agency.cri@jpmorgan.com; theodore.thompsonii@chase.com; Facsimile No. +1 (844) 490-5663 ), with a copy to JPMorgan Chase Bank, N.A., 237 Park Avenue, 7th Floor, New York, New York 10017, Attention of Thomas J. Cox (E-mail: Thomas.J.Cox@jpmorgan.com; Facsimile No. (646) 792-5913).
(b)Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.
SECTION 5.02.Security Interest Absolute. All rights of the Collateral Agent hereunder, the Security Interest and all obligations of the Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of any Loan Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from any Loan Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on any collateral (other than the Collateral), or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Secured Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Grantor in respect of the Secured Obligations or this Agreement (other than the payment in full of the Secured Obligations).
SECTION 5.03.Survival of Agreement. All covenants, agreements, representations and warranties made by the Grantor in the Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Documents shall be considered to have been relied upon by the Collateral Agent and the Secured Parties, and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by the Collateral Agent or any other Secured Party or on its behalf and notwithstanding that the Collateral Agent may have had notice or knowledge of any Event of Default or incorrect representation or warranty at the time any credit is extended under the applicable Loan Document, and shall continue in full force and effect until this Agreement shall terminate in accordance with Section 5.15(a).
SECTION 5.04.Binding Effect; Several Agreement; Electronic Signatures. (a)  This Agreement shall become effective as to the Grantor when a counterpart hereof executed on behalf of the Grantor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon the Grantor and the Collateral Agent and their permitted successors and assigns, and shall inure to the benefit of the Grantor, the Collateral Agent and the other Secured Parties and their successors and assigns, except that the Grantor shall not have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly permitted by this Agreement or the Credit Agreement.
(b)Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 5.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Collateral Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Collateral Agent has agreed to accept any Electronic Signature, the Collateral Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Grantor without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (ii) upon the request of the Collateral Agent or any Lender, any Electronic Signature shall be followed, within a reasonable time period, by a manually executed counterpart. Without limiting the generality of the foregoing, the Grantor hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Collateral Agent, the Lenders and the Grantor, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (ii) the Collateral Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (iii) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (iv) waives any claim against the Collateral Agent and any Lender, and any Related Party of any of the foregoing Persons for any Liabilities arising solely from the Collateral Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of the Grantor to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature, except, in each case, to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Collateral Agent or any Lender acted with gross negligence or willful misconduct.
SECTION 5.05.Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Grantor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.
SECTION 5.06.Collateral Agent’s Fees and Expenses; Indemnification. (a) The Grantor shall pay all reasonable out-of-pocket expenses incurred by the Collateral Agent and its Affiliates, including the reasonable fees, disbursements and other charges of counsel, in connection with the negotiation, preparation, execution, delivery, administration, amendment, waiver or modification of this Agreement. In addition, the Grantor shall pay all out-of-pocket expenses incurred by the Collateral Agent, including the fees, disbursements and other charges of counsel, in connection with documentary taxes and the enforcement or protection of its rights in connection with the Facility, including its rights under this Section, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations.
(b)Without limitation of its indemnification obligations under any of the Loan Documents, the Grantor agrees to indemnify the Collateral Agent, the NBA and each of their Related Parties (each such Person being called a “Collateral Indemnitee”) against, and hold each Collateral Indemnitee harmless from, any and all losses, claims, damages, Liabilities and related expenses, including the reasonable fees, disbursements and other charges of any counsel for any Collateral Indemnitee, incurred by or asserted against any Collateral Indemnitee arising out of, in connection with, or as a result of, the execution, delivery or performance of this Agreement or any actual or threatened claim, litigation, investigation or proceeding relating to this Agreement, or to the Collateral, regardless of whether any Collateral Indemnitee is a party hereto; provided that such indemnity shall not, as to any Collateral Indemnitee, be available to the extent that such losses, claims, damages, Liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Collateral Indemnitee or any of its Related Parties. At such time as any Collateral Indemnitee shall have received written notice of the formal commencement of any claim, litigation, investigation or proceeding referred to in the immediately preceding sentence, such Collateral Indemnitee shall give notice of such formal commencement to the Grantor (it being understood that the failure to give such notice shall not affect the indemnification rights of such Collateral Indemnitee pursuant to this paragraph).
(c)Any such amounts payable as provided hereunder shall be additional Secured Obligations secured hereby. The provisions of this Section 5.06 shall remain operative and in full force and effect regardless of the termination of this Agreement or any of the Loan Documents, the consummation of the transactions contemplated hereby or thereby, the repayment of any of the Secured Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any of the Loan Documents, or any investigation made by or on behalf of the Collateral Agent or any other Secured Party. All amounts due under this Section 5.06 shall be payable not later than 30 days after written demand therefor.
SECTION 5.07.The Collateral Agent; Collateral Agent Appointed Attorney-in-Fact; Notifications. (a) Each of the Secured Parties hereby irrevocably appoints the Collateral Agent as its agent and authorizes the Collateral Agent to take such actions on its behalf and to exercise such powers as are expressly delegated to the Collateral Agent by the terms of this Agreement and the other Security Documents, together with such actions and powers as are reasonably incidental hereto and thereto. THE COLLATERAL AGENT HAS CONSENTED TO SERVE AS COLLATERAL AGENT HEREUNDER ON THE EXPRESS UNDERSTANDING, AND THE SECURED PARTIES, BY ACCEPTING THE BENEFITS OF THIS AGREEMENT, SHALL BE DEEMED TO HAVE AGREED, THAT THE COLLATERAL AGENT SHALL HAVE NO DUTY AND SHALL OWE NO OBLIGATION OR RESPONSIBILITY (FIDUCIARY OR OTHERWISE), REGARDLESS OF WHETHER ANY “EVENT OF DEFAULT” OR EQUIVALENT EVENT HAS OCCURRED AND IS CONTINUING, TO THE SECURED PARTIES, OTHER THAN THE DUTY TO PERFORM ITS EXPRESS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER SECURITY DOCUMENTS IN ACCORDANCE WITH THEIR RESPECTIVE TERMS, SUBJECT IN ALL EVENTS TO THE PROVISIONS OF THIS AGREEMENT LIMITING THE RESPONSIBILITY OR LIABILITY OF THE COLLATERAL AGENT HEREUNDER.
The bank serving as the Collateral Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Collateral Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Grantor or any Affiliate thereof as if it were not the Collateral Agent hereunder. The bank serving as the Collateral Agent hereunder shall at all times be the same Person as the bank serving as the Agent under the Credit Agreement.
The Collateral Agent shall not have any duties or obligations except those expressly set forth in this Agreement and the other Security Documents. Without limiting the generality of the foregoing, (a) the Collateral Agent shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default or any other “default” or equivalent event under any Loan Document has occurred and is continuing, (b) the Collateral Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by this Agreement and the other Security Documents that the Collateral Agent is required to exercise in writing as directed by the Required Lenders and (c) except as expressly set forth in this Agreement and the other Security Documents, the Collateral Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Grantor or any Affiliate thereof that is communicated to or obtained by the bank serving as Collateral Agent or any of its Affiliates in any capacity. The Collateral Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders or in the absence of its own gross negligence or willful misconduct. The Collateral Agent shall be deemed not to have knowledge or notice of any Event of Default or any other “default” or equivalent event under any Loan Document unless and until written notice thereof is given to the Agent by the Grantor or any Secured Party, and the Collateral Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in this Agreement or any other Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in this Agreement or any other Loan Document, other than to confirm receipt of items expressly required to be delivered to the Collateral Agent.
The Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Collateral Agent may consult with independent legal counsel (who may be independent counsel for the Grantor), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
The Collateral Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Collateral Agent; provided that if such sub-agent is not an Affiliate of the Collateral Agent, such appointment has been approved by the NBA (such approval not to be unreasonably withheld, conditioned or delayed). The Collateral Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Collateral Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the facilities provided for herein as well as activities as Collateral Agent.
Subject to the appointment and acceptance of a successor to the Collateral Agent as provided in this paragraph, the Collateral Agent may resign at any time by notifying the Grantor, the NBA and the Secured Parties. Upon any such resignation, the Required Lenders shall have the right, with the consent of the NBA (such consent not to be unreasonably withheld or delayed), to appoint a successor. If no successor Collateral Agent shall have been so appointed by the

Required Lenders and shall have accepted such appointment within 30 days after the retiring Collateral Agent gives notice of its resignation, then the retiring Collateral Agent may, on behalf of the Lenders, and with the consent of the NBA, appoint a successor Agent which shall be a bank with an office in the continental United States. Upon the acceptance of its appointment as Collateral Agent hereunder and as Agent under the Credit Agreement by a successor, such successor Collateral Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations hereunder. After the Collateral Agent’s resignation hereunder, the provisions of this Section 5.07 and Section 5.06 shall continue in effect for the benefit of such retiring Collateral Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Collateral Agent.
Each Lender severally agrees (i) to reimburse the Collateral Agent, on demand, in the amount of its pro rata share (based on the proportion that the amount of the Credit Agreement Obligations held by it bears to the amount of all Credit Agreement Obligations) for any expenses referred to in this Agreement and/or any other expenses incurred by the Collateral Agent and its Affiliates in connection with its role as Collateral Agent or the enforcement or protection of the rights of the Collateral Agent and the Secured Parties which shall not have been paid or reimbursed by the Grantor or paid from the proceeds of the Collateral as provided herein and (ii) to indemnify the Collateral Agent and its Related Parties against, and hold such Persons harmless from, on demand, in the amount of such pro rata share any and all losses, claims, damages, liabilities and related expenses referred to in this Agreement and/or incurred by the Collateral Agent and its Related Parties in connection with its role as Collateral Agent or the enforcement or protection of the rights of the Collateral Agent and the Secured Parties, to the extent that the same shall not have been reimbursed by the Grantor or paid from the proceeds of the Collateral as provided herein; provided that, in each case, such indemnity shall not, as to any such Person, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Persons.
If the Collateral Agent shall have requested instructions from the Secured Parties and the Required Lenders shall not have responded to such request within the time period specified by the Collateral Agent in such request (which shall be a minimum of ten Business Days), the Collateral Agent shall be authorized to take, but shall not be required to take and shall have no liability for failing to take, such actions as the Collateral Agent in good faith believes to be reasonably required to promote and protect the interests of all the Secured Parties and to maximize both the value of the Collateral and the present value of the recovery by the Secured Parties on the Secured Obligations and shall give the Secured Parties notice of such action; provided that once instructions from the Required Lenders have been received by the Collateral Agent, the actions of the Collateral Agent shall be governed thereby. To the extent the exercise of the rights, powers and remedies of the Collateral Agent in accordance with this Agreement or any of the other Security Documents requires that any action be taken by any Secured Party, such Secured Party shall take such action to cooperate with the Collateral Agent to ensure that the rights, powers and remedies of all Secured Parties are exercised in full.
(b)The Grantor hereby appoints the Collateral Agent the attorney-in-fact of the Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Collateral Agent’s name or in the name of the Grantor (i) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (ii) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (iii) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (iv) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; and (v) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes, in each case in a manner not inconsistent with the terms of this Agreement, the other Loan Documents or the NBA Consent Letter; provided, that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to the Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.
SECTION 5.08.Applicable Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
SECTION 5.09.Waivers; Amendment. (a) No failure or delay by the Collateral Agent in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by the Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Event of Default, regardless of whether the Collateral Agent may have had notice or knowledge of such Event of Default at the time. No notice to or demand on the Grantor in any case shall entitle the Grantor to any other or further notice or demand in similar or other circumstances.

(b)Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Grantor, and consented to by the Required Lenders; provided, however, that (i) such consent may be given by the Collateral Agent on behalf of the Lenders pursuant to clause (ii) of the last sentence of Section 8.02(b) of the Credit Agreement and (ii) the Collateral Agent may, acting in its reasonable discretion on behalf of the Secured Parties, enter into waivers, amendments and modifications hereof (w) to correct any inconsistency, defect or ambiguity in this Agreement, (x) dealing with administrative or ministerial matters that have no material substantive effect, (y) to better assure, convey and confirm the pledge of the Collateral or (z) that would not adversely affect the rights or interests of the Lenders or the creation, priority or perfection of the security interests hereunder where the effect or value of such waiver, amendment or modification, to the extent it can be quantified, is less than $1,000,000 (as determined by the Collateral Agent in its reasonable discretion).
SECTION 5.10.WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
SECTION 5.11.Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
SECTION 5.12.Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 5.04. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.
SECTION 5.13.Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 5.14.Jurisdiction; Consent to Service of Process. (a) Each of the parties hereto hereby irrevocably and unconditionally agrees that, notwithstanding the governing law provisions of any applicable Loan Document, any action or proceeding arising out of or relating to this Agreement, any other Loan Document or the consummation or administration of the transactions contemplated hereby or thereby shall be construed in accordance with and governed by the law of the State of New York.
(b)Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the Borough of Manhattan), and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may (and any such claims, cross-claims or third party claims brought against the Agent or any of its Related Parties may only) be heard and determined in such Federal (to the extent permitted by law) or New York State court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
(c)Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (c) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
SECTION 5.15.Termination or Release. (a) This Agreement, the Security Interest and all other security interests granted hereby shall terminate when all the Credit Agreement Obligations have been indefeasibly paid in full (other than inchoate indemnity obligations) and no Lender has any further commitment to make Loans under the Credit Agreement.
(b)Upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 8.02 of the Credit Agreement, the security interest in such Collateral shall be automatically released.
(c)In connection with any termination or release pursuant to paragraph (a) or (b), the Collateral Agent shall execute and deliver to the Grantor at the Grantor’s expense, all documents that the Grantor shall reasonably request to evidence such termination or release and return to the Grantor any Collateral in its possession that is the subject of such termination or release. Any execution and delivery of documents pursuant to this Section 5.15 shall be without recourse to or warranty by the Collateral Agent.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

KNICKS HOLDINGS, LLC,
by
/s/ Victoria Mink
Name: Victoria Mink
Title: Executive Vice President, Chief Financial Officer and Treasurer

JPMORGAN CHASE BANK, N.A., AS COLLATERAL AGENT,
by
/s/ Joon Hur
Name: Joon Hur
Title: Executive Director